Exhibit 10.3

FIRST AMENDMENT TO AZZ INC.
SENIOR MANAGEMENT BONUS PLAN

This First Amendment to the AZZ Inc. Senior Management Bonus Plan (the “First Amendment”), entered into to be effective as of January 20, 2016 (the “Effective Date”), amends that certain Senior Management Bonus Plan (the “Plan”) adopted by AZZ Inc. (the “Company”). Capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan.

WHEREAS, pursuant to paragraph 6(d) of the Plan, the Compensation Committee may amend the Plan from time to time and desires to amend certain provisions contained in the Plan;

NOW, THEREFORE, the Plan shall be amended effective as of the Effective Date as provided for below:

1. Section 6 of the Plan is hereby amended to add the following subsection (k):

(k)    Without limiting the generality of Section 5(c) above, the Plan and any Bonus granted hereunder shall be subject to the terms of the AZZ Inc. Compensation Recovery Policy adopted by the Board on January 20, 2016, as such may be amended from time to time.

2. All terms and conditions of the Plan, as amended hereby, remain in full force and effect.

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IN WITNESS WHEREOF, the Company has executed this First Amendment as of the Effective Date.

AZZ INC.

By:    /s/ Tara D. Mackey

Name:     Tara D. Mackey

Title:    Chief Legal Officer and Secretary

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